Exhibit 10.4

GP NURMENKARI INC.
22 ELIZABETH STREET
SONO SQUARE, SUITE 1J
NORWALK, CT. 06854

TEL: 212-447-5550

Member: FINRA & SIPC

PLACEMENT AGENCY AGREEMENT

January 21, 2021

Robert Weinstein

1185 Avenue of the Americas

New York, NY 10036

Re: Synaptogenix, Inc.

Dear Mr. Weinstein:

This Placement Agency Agreement (“Agreement”) sets forth the terms upon which GP Nurmenkari Inc. (“GPN”), a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) (hereinafter referred to as the “Placement Agent”), shall be engaged by Synaptogenix, Inc. (the “Company”) to act as a Placement Agent in connection with the private placement (the “Offering”) of the securities of the Company referred to below.

1.	Appointment of Placement Agent.

(a)                On the basis of the written and documented representations and warranties of the Company provided herein, and subject to the terms and conditions set forth herein, the Placement Agent is hereby appointed as a Placement Agent of the Company during the Offering Period (as defined in Section 1(b) below) to assist the Company in finding qualified subscribers for the Offering. The Placement Agent may offer the securities through other broker-dealers who are FINRA members (collectively, the “Sub Agents”), and the Placement Agent may reallow all or a portion of the Broker Compensation (as defined in Section 3(b) below) it receives to such other Sub Agents or pay a finders or consultant fee as allowed by applicable law; provided, however, that the engagement of any such Sub Agent will be subject to the written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed. On the basis of such representations and warranties and subject to such terms and conditions, the Placement Agent hereby accepts such appointment and agrees to perform the services hereunder diligently, in good faith, in a professional and businesslike manner and in compliance with applicable law and to use its reasonable best efforts to assist the Company in finding subscribers for the securities who qualify as “Accredited Investors,” as such term is defined in Rule 501(a) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). The Placement Agent has no obligation to purchase any of the securities or sell any securities. Unless sooner terminated in accordance with this Agreement, the engagement of the

Placement Agent hereunder shall continue until the later of the Termination Date or the Final Closing (as defined below).

The Offering is for the private placement of up to Fourteen Million Dollars ($14,000,000) (the “Offering Amount”) from the sale of (i) an aggregate of 9,335,553 shares of the Company’s common stock (the “Common Stock”), par value $0.0001 per share (each a “Share”), (ii) Series E warrants to purchase up to an aggregate of 9,335,553 shares of Common Stock, with a term of one (1) year from the effectiveness of the registration statement and an exercise price equal to $2.1275 (the “Series E Warrants”), and (iii) Series F warrants to purchase up to an aggregate of 9,335,553 shares of Common Stock, with a term of five (5) years from the date of issuance and an exercise price of $1.725 (the “Series F Warrants” and collectively with the Shares and the Series E Warrants, the “Securities”). Each Share, Series E Warrant and Series F Warrant will be sold together for an aggregate purchase price of $1.50.

(b)                Placement of the Securities by the Placement Agent will be made on a reasonable best efforts basis. The Company agrees and acknowledges that the Placement Agent is not acting as an underwriter with respect to the Offering, and the Company shall determine the purchasers in the Offering in its sole discretion. The Securities will be offered by the Company to potential subscribers, which may include related parties of the Placement Agent or the Company through January 20, 2021, which date may be extended by the mutual agreement of the Company and the Placement Agent (including extensions, the “Offering Period”). The date on which the Offering is terminated shall be referred to as the “Termination Date”.

(c)                The Company shall only offer Securities to and accept subscriptions from or sell Securities to persons or entities that qualify as (or are reasonably believed to be) Accredited Investors.

(d)                The offering of Securities will be made by the Placement Agent on behalf of the Company solely pursuant to the terms of this Agreement and the Securities Purchase Agreement (as defined below), the Series E Warrants, the Series F Warrants, a Registration Rights Agreement (together with any exhibits and supplements thereto and any documents attached thereto or incorporated by reference therein, the “Subscription Documents”), which at all times will be in form and substance reasonably acceptable to the Company and its counsel and the Placement Agent and their counsels.

(e)                With respect to the Offering, the Company shall provide the Placement Agent, on terms set forth herein, the right to offer not more than One Million Dollars ($1,000,000) of Securities being offered during the Offering Period. The maximum allocations set forth immediately above may be increased or decreased upon the mutual agreement of the Company and the Placement Agent. It is understood that no sale shall be regarded as effective unless and until accepted by the Company. The Company may, in its sole discretion, accept or reject, in whole or in part, any prospective investment in the Securities or allot to any prospective subscriber less than the dollar amount of Securities that such subscriber desires to purchase. Purchases of Securities may be made by the Placement Agent and any selected Sub Agents and their respective officers, directors, employees and affiliates and by the officers, directors, employees and affiliates of the Company (collectively, the “Affiliates”) for the Offering, and such purchases will be made by the Affiliates based solely upon the same information that is provided to the investors in the Offering.

2

2.              Representations, Warranties and Covenants.

A.	Representations, Warranties and Covenants of the Company.

The Company hereby permits the Placement Agent to rely on the representations and warranties made or given by the Company to any acquirer of Securities in any agreement, certificate or otherwise in connection with the Offering.

B.	Representations, Warranties and Covenants of the Placement Agent.

1.         Representations, Warranties and Covenants of the Placement Agent. The Placement Agent hereby represents and warrants to the Company that the following representations and warranties are true and correct as of the date of this Agreement:

(a)                The Placement Agent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

(b)                This Agreement has been duly authorized, executed and delivered by the Placement Agent, and upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Placement Agent enforceable against it in accordance with its terms, except as may be limited by principles of public policy and, as to enforceability, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditor’s rights from time to time in effect and subject to general equity principles.

(c)                Each of the Placement Agent and, to its knowledge, each Sub Agent, if any, is a member of FINRA in good standing and is registered as a broker-dealer under the Exchange Act and under the securities acts of each state into which it is making offers or sales of the Securities. None of the Placement Agent or its affiliates, or any person acting on behalf of the foregoing, including any Sub- Agents (other than the Company, its or their affiliates or any person acting on its or their behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506(b) of Regulation D or Section 4(a)(2) of the Act, or knows of any reason why any such exemption would be otherwise unavailable to it. The Placement Agent will conduct the Offering in compliance with all applicable securities laws.

(d)                The Placement Agent agrees that it has not and will not directly or indirectly solicit offers for, or offer to sell, the Securities (i) by means of general solicitation or advertising (as those terms are used in Regulation D) or (ii) in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. The Company and GPN agree that the Offering will not be made pursuant to Rule 506(c) of Regulation D under the Act.

(e)                To the Placement Agent’s knowledge, and to the knowledge of each Sub Agent, if any, (i) there are no actions, suits, claims, hearings or proceedings pending before any court or governmental authority or threatened, against the Placement Agent, or any Sub-Agent, if any and (ii) neither the Placement Agent nor any Sub-Agent is in violation of any judgment, decree or order of any court or governmental body having jurisdiction over the Placement Agent nor any Sub-Agent.

(f)                 The Placement Agent represents that neither it, nor to its knowledge any of its Sub-Agents or any of its or their respective directors, executive officers, general partners, managing members or other officers participating in the Offering (each, a “Placement Agent Covered Person” and, together, “Placement Agent Covered Persons”), is or will be subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) or has or will have been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013.

3

(g)                The Placement Agent will notify the Company promptly in writing of any Disqualification Event relating to any Placement Agent Covered Person not previously disclosed to the Company in accordance with the prior section.

(h)                The Placement Agent agrees to use all material non-public information provided to it by the Company or on its behalf solely for the purpose of providing the services that are the subject of this Agreement and, except as otherwise required by law, regulation or legal process, to treat all such information confidentially and not disclose such information to any third party without the Company’s consent, other than to the Placement Agent’s affiliates and their respective employees, legal counsel and independent auditors (“Representatives”) who need to know such information in connection with the Offering. This undertaking will automatically terminate one (1) year following termination of this Agreement. For avoidance of doubt, this Agreement shall not prohibit or restrict the Placement Agent or its Representatives from engaging in communications directly with, or responding to any inquiry from, or providing information to, the SEC or FINRA whether or not notice is provided to or consent is received from, the Company or confidential treatment is obtained with respect to such communications or disclosures.

3.	Placement Agent Compensation.

(a)                 At the Closing, the Company will pay cash fees (the “Broker Cash Fee”) to the Placement Agent in amounts, equal, in the aggregate, to Ten Percent (10%) of the Closing’s gross proceeds from the sale of Securities sold to Investors introduced by the Placement Agent participating in the Offering. The Broker Cash Fee shall be paid to the Placement Agent in cash by wire transfer simultaneous with the Closing.

(b)              At a reasonable time after the Closing, the Company will deliver warrants exercisable to purchase common shares, at the Purchase Price, for a period of 5 years commencing on the termination of the Offering, to the Placement Agent (or its designees) in amounts equal, in the aggregate, to ten percent (10%) of the number of Securities sold to Investors introduced by the Placement Agent participating in the Offering (the “Broker Warrants”). By way of example, if a Closing takes place at which $1,000,000 in Securities are sold through the Placement Agent, the Placement Agent shall receive warrants to purchase $100,000 in common shares. The shares of Common Stock issuable upon exercise of the Broker Warrants and upon exercise of the Warrant component of the Common Stock are referred to as the “Broker Warrant Shares. The resale of the Broker Warrant Shares shall be covered by the registration statement filed pursuant to the Registration Rights Agreement. The Broker Warrants, to the extent permitted by applicable laws, shall permit unencumbered transfer to the respective employees and affiliates of the Placement Agent, at the Placement Agent’s request.

(c)              To the extent there is more than one Closing, payment of the proportional amount of the Broker Cash Fee will be made out of the gross proceeds from any sale of Securities sold at each Closing and the Company will issue to the Placement Agent the corresponding number of Broker Warrants to which it is entitled. All Broker Cash Fees and Broker Warrants under this Agreement shall be paid directly by the Company to and in the names provided to the Company by the Placement Agent.

4.	Subscription and Closing Procedures.

(a)                The Company shall cause to be delivered to the Placement Agent copies of the Subscription Documents and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws and in accordance with the terms and conditions of this Agreement, and hereby authorizes the Placement Agent and its agents and employees to use the Subscription Documents in connection with the sale of the Securities until the earlier of (i) the Termination Date or (ii) the Final Closing, and no person or entity is or will be authorized to give any information or make any representations other than those contained in the Subscription Documents or to use any offering materials other than those contained in the Subscription Documents in connection with the sale of the Securities, unless the Company first provides the Placement Agent with notification of such information, representations or offering materials.

4

(b)                The Company shall make available to the Placement Agent and its representatives such information, including, but not limited to, financial information, and other information regarding the Company (the “Information”), as may be reasonably requested in making a reasonable investigation of the Company and its affairs. The Company shall provide access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants of the Company as shall be reasonably requested by the Placement Agent. The Company recognizes and agrees that the Placement Agent (i) will use and rely primarily on the Information and generally available information from recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Information or such other information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its competitors.

(c)                Each prospective purchaser will be required to complete and execute the Subscription Documents, Investor Profile, Anti-Money Laundering Form, Accredited Investor Certification and other documents which will be forwarded or delivered to the Placement Agent at the Placement Agent’s offices at the address set forth in Section 12 hereof or to an address identified in the Subscription Documents.

(d)                Simultaneously with the delivery of Subscription Documents by the subscriber, the subscriber’s check or other good funds will be forwarded directly by the subscriber to the Company. All such funds for subscriptions will be held by the Company. Subject to the receipt of subscriptions for the amount for Closing, the Company will either accept or reject, in whole or in part, for any or no reason, the subscriptions provided for in the Subscription Documents in a timely fashion and at each Closing will countersign the Subscription Documents and provide duplicate copies of such documents to the Placement Agent for distribution to the subscribers purchasing shares through the Placement Agent. The Company will give notice to the Placement Agent of its acceptance of each subscription made through the Placement Agent. The Company, or the Placement Agent on the Company’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions. Written notice shall be provided to the Placement Agent upon such return.

5.	Further Covenants. The Company hereby covenants and agrees that:

(a)                Except upon prior written notice to the Placement Agent, the Company shall not, at any time prior to the Final Closing, knowingly take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of the date of each Closing with the same force and effect as if such representations and warranties had been made on and as of each such date (except to the extent any representation or warranty relates to an earlier date).

(b)                If, at any time prior to the Final Closing, any event shall occur that causes a Material Adverse Effect which as a result it becomes necessary to amend or supplement the Subscription Documents so that the representations and warranties herein remain true and correct in all material respects, or in case it shall be necessary to amend or supplement the Subscription Documents to comply with Regulation D or any other applicable securities laws or regulations, the Company will promptly notify the Placement Agent and shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements in such quantities as the Placement Agent may reasonably request. The Company will not at any time before the Final Closing prepare or use any amendment or supplement to the Subscription Documents of which the Placement Agent will not previously have been advised and furnished with a copy, or which is not in compliance in all material respects with the Act and other applicable securities laws. As soon as the Company is advised thereof, the Company will advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Subscription Documents, or the suspension of any exemption for such qualification or registration thereof for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

5

(c)                The Company shall comply with the Act, the Exchange Act, the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which the Company’s blue sky (“Blue Sky”) counsel has advised the Placement Agent and/or the Company that the Securities are exempt from qualification or registration, so as to permit the continuance of the sales of the Securities, and will file or cause to be filed with the SEC, and shall promptly thereafter forward or cause to be forwarded to the Placement Agent, any and all reports on Form D as are required. The Company will reimburse Blue Sky counsel for reasonable attorney’s fees and out of pocket expenses related to the filings for exemption from such qualifications or registration with any state securities commissions and any other regulatory agencies.

(d)                The Company shall place a legend on the certificates representing the Shares, Warrants, Broker Warrants, Warrant Shares and the Broker Warrant Shares that the securities evidenced thereby have not been registered under the Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

(e)                The Company shall apply the net proceeds from the sale of the Securities for the purposes set forth in the Subscription Documents. Except as set forth in the Subscription Documents, the Company shall not use any of the net proceeds of the Offering to repay indebtedness to officers (other than accrued salaries incurred in the ordinary course of business), directors or stockholders of the Company without the prior written consent of the Placement Agent and the other placement agents, not to be unreasonably withheld, conditioned or delayed.

(f)                 During the Offering Period, the Company shall afford each prospective purchaser of Securities the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Subscription Documents to the extent the Company possesses such information or can acquire it without unreasonable expense.

(g)                Except with the prior written consent of the Placement Agent and the other placement agents, the Company shall not, at any time prior to the earlier of the Final Closing or the Termination Date, except as contemplated by the Subscription Documents, (i) engage in or commit to engage in any transaction outside the ordinary course of business, (ii) issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities, (iii) incur, outside the ordinary course of business, any material indebtedness, (iv) dispose of any material assets, (v) make any material acquisition or (vi) change its business or operations in any material respect.

(h)                Whether or not the transactions contemplated hereby are consummated, or this Agreement is terminated, the Company will pay for its own accounting fees, legal fees, printing and preparation costs of all necessary offering documents and other costs involved with the Offering. The Company will provide at its own expense such quantities of the Subscription Documents and other documents and instruments relating to the Offering as the Placement Agent may reasonably request. The Company will pay for expenses incurred in connection with the creation, authorization, issuance, transfer and delivery of the Securities, including, without limitation, fees and expenses of any transfer agent or registrar; the reasonable and documented fees and expenses of the Escrow Agent; and the Form D filings for offer and sale of the Securities under the federal securities and Blue Sky laws, within fifteen (15) days of being invoiced. The Company will pay all such amounts, unless previously paid, at the Closing, or, if there is no Closing, within fifteen (15) days after written request therefor following the Termination Date.

(i)                 On each Closing Date, the Company permits the Placement Agent to rely on any representations and warranties made by the Company to the investors and will cause its counsel to permit the Placement Agent to rely upon any opinion furnished to the investors in the Private Placement.

6

(j)                 The Company will comply with all of its obligations and covenants set forth in its agreements with the investors in the Offering. The Placement Agent is authorized on behalf of the Company to use and distribute copies of any Subscription Documents and Company SEC filings in connection with the sale of the Securities as, and to the extent, permitted by federal and applicable state securities laws. The Company acknowledges and agrees that the Placement Agent will be relying, without assuming responsibility for independent verification, on the accuracy and completeness of all financial and other information that is and will be furnished to them by the Company and the Company will be liable for any material misstatements or omissions contained therein.

6.              Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent hereunder to effect a Closing are subject to the fulfillment, at or before each Closing, of the following additional conditions:

(a)                Each of the representations and warranties made by the Company shall be true and correct on each Closing Date.

(b)                The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed, and complied with by it at or before the Closing.

(c)                The Subscription Documents do not, and as of the date of any amendment or supplement thereto will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)                No order suspending the use of the Subscription Documents or enjoining the Offering or sale of the Securities shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the best of the Company’s knowledge, be contemplated or threatened.

(e)                No holder of any of the Securities from the Offering will be subject to personal liability solely by reason of being such a holder, and except as described in the Subscription Documents, none of the Securities, Shares, Warrants, Broker Warrants, Warrant Shares, Broker Warrant Shares will be subject to preemptive or similar rights of any stockholder or security holder of the Company, or an adjustment under any antidilution or exercise rights of any holders of any outstanding shares of capital stock, membership Securities, options, warrants or other rights to acquire any securities of the Company.

(f)                 Since December 31, 2019, except as specifically disclosed herein, in the Subscription Documents or in the Company SEC Filings there have been no events, occurrences or developments that have had or would reasonably be expected to have an Innovate Material Adverse Effect.

(g)                The Placement Agent shall have received a certificate of the Chief Executive Officer of the Company, dated as of each Closing Date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (a), (b), (c), (d), (e) and (f) above.

(h)                The Company shall have delivered to the Placement Agent: (i) a good standing certificate dated as of a date within 10 days prior to the date of the Closing from the secretary of state of its jurisdiction of incorporation and (ii) resolutions of the Company’s Board of Directors approving this Agreement and the transactions and agreements contemplated by this Agreement, and the Subscription Documents, all as certified by the Chief Executive Officer of the Company.

(i)                 At each Closing, the Company shall have (i) paid to the Placement Agent the Compensation as set forth in Section 3 above in respect of all Securities sold by it at such Closing, (ii) executed and delivered the Broker Warrants in respect of all Securities sold by it at such Closing as per the instructions of the Placement Agent and (iii) paid all fees, costs and expenses as set forth in Section 5 hereof.

(j)                 There shall have been delivered to the Placement Agent a signed opinion of counsel to the Company dated as of the date of the Closing, reasonably satisfactory to the Placement Agent and its counsel.

(k)                All proceedings taken at or prior to the Closing in connection with the authorization, issuance and sale of the Securities will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

7

(l)                 If in connection with the Offering, the Placement Agent determines that it or the Company would be required to make a filing with the FINRA to enable the Placement Agent to act as agent in the Offering, the Company will do the following: The Company will cooperate with the Placement Agent with respect to all FINRA filings that the Company or the Placement Agent may be required to make, provide all information and documentation reasonably necessary to make the filings in a timely manner and pay any FINRA filing fees.

(m)              The Company agrees and understands that this Agreement in no way constitutes a guarantee that the Offering will be successful.

7.             Conditions of the Company’s Obligations. The obligations of the Company hereunder are subject to the satisfaction of each of the following conditions:

(a)                The satisfaction or waiver of all conditions to Closing as set forth herein.

(b)                As of each Closing, each of the representations and warranties made by Placement Agent herein being true and correct as of the Closing Date for such Closing.

(c)                At each Closing, the Company shall have received the proceeds from the sale of the Securities made through the Placement Agent that are part of such Closing less applicable Broker Cash Fees and other deductions contemplated by this Agreement.

(d)                At each Closing, the Company shall have received a copy of Subscription Documents signed by investors delivered by the Placement Agent.

7A. Mutual Condition. The obligations of the Placement Agent and the Company hereunder are subject to the execution by each investor of a Subscription Agreement in form and substance acceptable to the Placement Agent and the Company and deposit by such investor with the escrow agent of all funds required to be so deposited by such investor.

8. Indemnification.

(a)                The Company will: (i) indemnify and hold harmless the Placement Agent and its agents and their respective officers, directors, employees, agents, selected dealers and each person, if any, who controls the Placement Agent within the meaning of the Act and such agents (each an “Indemnitee” or a “Placement Agent Party”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof (collectively, “Proceedings”), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable and documented attorneys’ fees, including appeals), to which any Indemnitee may become subject under the Act or otherwise, in connection with the offer and sale of the Securities as a result of the breach of any representation, warranty or covenant made by the Company herein or the failure of the Company to perform its obligations under the Agreement, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim by any Indemnitee or by any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, the Company will not be liable in any such case to the extent that any such claim, damage or liability of the Placement Agent resulted from (A) any untrue statement or alleged untrue statement of any material fact contained in the Subscription Documents made in reliance upon and in conformity with information contained in the Subscription Documents relating to the Placement Agent, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case, if made or omitted in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, specifically for use in the preparation thereof, (B) any violations by a Placement Agent of the Act, state securities laws or any rules or regulations of FINRA, which does not result from a violation thereof by the Company or any of its respective affiliates or (C) the Placement Agent’s negligence or misconduct. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering as a result of the Company obligating itself or any Indemnitee to pay such a fee, other than fees due to the Placement Agent, its dealers, sub-agents or finders. The foregoing indemnity agreements will be in addition to any liability the Company may otherwise have. The Indemnitees are intended third party beneficiaries of this provision.

8

(b)                The Placement Agent will: (i) indemnify and hold harmless the Company, and its agents and their respective officers, directors, employees, agents, selected dealers and each person, if any, who controls the Company within the meaning of the Act and such agents (each a “Company Indemnitee” or a “Company Party”) against, and pay or reimburse each Company Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or Proceedings, joint or several, (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable and documented attorneys' fees and expenses, including appeals)), to which any Company Indemnitee may become subject (a) under the Act or otherwise, in connection with the offer and sale of the Securities and (b) which results from (x) any untrue statement or alleged untrue statement of any material fact contained in the Subscription Documents made in reliance upon and in conformity with information contained in the Subscription Documents relating to the Placement Agent, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case, if made or omitted in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, specifically for use in the preparation thereof or (y) any violations by the Placement Agent of the Act or state or foreign securities laws which does not result from a violation thereof by the Company Indemnitees or any of their respective affiliates, and (ii) reimburse each Company Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, in no event (except in the event of gross negligence, fraud or illegal or willful misconduct by the Placement Agent to the extent and only to the extent if found in a final judgment by a court of competent jurisdiction) shall the Placement Agent's indemnification obligation hereunder exceed the aggregate amount of the Broker Cash Fees, Broker Warrants (based on the fair value of the Broker Warrants on the date of issuance) and Expenses actually received by the Placement Agent. The foregoing indemnity agreements will be in addition to any liability the Placement Agent may otherwise have to persons that are not Company Parties. The Company Indemnitees are intended third party beneficiaries of this provision.

(c)                Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 8, unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it that are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed in light of all factors of importance to such party, and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent. Notwithstanding the immediately preceding sentence, if at any time an indemnified party requests the indemnifying party to reimburse the indemnified party for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this indemnity agreement, the indemnifying party will be liable for any settlement of any Proceedings effected without its written consent if (i) the proposed settlement is entered into more than 60 days after receipt by the indemnifying party of the request for reimbursement for any amounts that have not been disputed in good faith by the indemnifying party, (ii) the indemnifying party has not reimbursed the indemnified party within 60 days of such request for reimbursement, (iii) the indemnified party delivered written notice to the indemnifying party of its intention to settle and the failure to pay within such 60 day period, and (iv) the indemnifying party does not, within 30 days of receipt of the notice of the intention to settle and failure to pay, reimburse the indemnified party for such legal or other expenses that have not been disputed in good faith by the indemnifying party and object to the indemnified party’s seeking to settle such Proceedings.

9

9.                   Contribution. To provide for just and equitable contribution, if: (i) an indemnified party makes a claim for indemnification pursuant to Section 8 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total Placement Agent’s Compensation received by the Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 9. No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 9. Anything in this Section 9 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 9 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

10.               Termination.

(a)(i) The Placement Agent’s participation in the Offering may be terminated by the Placement Agent at any time prior to the expiration of the Offering Period in the event that: (i) any of the representations, warranties or covenants of the Company contained herein or in the Subscription Documents shall prove to have been false or misleading in any material respect when actually made; (ii) the Company shall have failed to perform any of its material obligations hereunder or under any other Company Transaction Document or any other transaction document; or (iii) on account of the Company’s fraud, illegal or willful misconduct or gross negligence.

10

(i)                 This Agreement may be terminated by the Company at any time in the event that (i) any of the representations, warranties or covenants of the Placement Agent contained herein or in the Subscription Documents shall prove to have been false or misleading in any material respect when actually made; (ii) the Placement Agent shall have failed to perform any of its material obligations hereunder or (iii) on account of the Placement Agent’s fraud, illegal or willful misconduct or gross negligence. In the event of any termination by the Company pursuant to this Section 10(b), the Placement Agent shall be entitled to receive, on the Termination Date, all unpaid compensation as set forth in Sections 3(a) and 3(b) herein earned or accrued through the Termination Date and reimbursement of all expenses as provided for in this Agreement, but shall be entitled to no other amounts whatsoever except as may be due under any indemnity or contribution obligation for provided herein, at law or otherwise.

(b)                The Offering and/or this Agreement may be terminated by the Company at any time prior to the expiration of the Offering Period; provided, however, that no such termination solely pursuant to this Section 10(b) shall affect GPN’s entitlement to accrued and unpaid amounts provided for in this Agreement, whether or not any Closing occurs prior to or subsequent to the effective date of termination. The Offering and/or this Agreement may be terminated by the Company at any time after the end of the Offering Period, in the event that the Company has not formally accepted subscriptions for at least the Minimum Amount by such date. In the event of any termination by the Company under the immediately preceding sentence of this Section 10(b), the Placement Agent shall be entitled to receive, on the Termination Date, payment of Expenses as provided for in paragraph 5(h) of this Agreement, but the Placement Agent shall be entitled to no other amounts whatsoever except as may be due under the Break Fee provision or under any indemnity or contribution obligation provided for herein, at law or otherwise.

(c)                Except as otherwise provided above, before any termination by the Placement Agent under Section 10(a) or by the Company under Section 10(b) shall become effective, the terminating party shall give ten (10) day prior written notice to the other party of its intention to terminate the Offering (the “Termination Notice”). The Termination Notice shall specify the grounds for the proposed termination. If the specified grounds for termination, or their resulting adverse effect on the transactions contemplated hereby, are curable, then the other party shall have five (5) days from the Termination Notice within which to remove such grounds or to eliminate all of their material adverse effects on the transactions contemplated hereby; otherwise, the Offering shall terminate.

(d)                Upon any termination pursuant to this Section 10, the Placement Agent and the Company will instruct the Escrow Agent to cause all monies received with respect to the subscriptions for Securities not accepted by the Company to be promptly returned to such subscribers without interest, penalty or deduction.

11.	Survival.

(a)                The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder. In addition, the provisions of Sections 3, and 8 through 20 shall survive the sale of the Securities or any termination of the Offering hereunder.

(b)                The respective indemnities, covenants, representations, warranties and other statements of the Company and the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by the Company or the Placement Agent, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Securities or any termination of the Offering hereunder. Notwithstanding the foregoing, if either party effects a Closing with knowledge that one or more of the other party’s representations and warranties has become untrue or inaccurate in any material respect or that such other party has failed to comply or satisfy in any material respect a covenant, condition or agreement of it or them, the party so effecting the Closing shall be deemed to have waived any claim based on the breach of such inaccurate representation and warranty or the failure to have complied with the specific covenant or condition

12.               Notices. All notice and other communications which are required or permitted under this Agreement will be in writing and shall be deemed effectively given to a party by (a) the date of transmission

11

if sent by facsimile or e-mail with confirmation of transmission if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a business day, or the next business day after the date of transmission, if such notice or communication is delivered on a day that is not a business day or later than 5:00 P.M., New York City time, on any business day; (b) seven days after deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) on the date delivered, if delivered by hand or by messenger or overnight courier, addressee signature required (costs prepaid), to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties:

If to Synaptogenix, Inc.	Synaptogenix, Inc.
1185 Avenue of the Americas
New York, NY 10036
Telephone No.:(973) 242-0005 x101
Email: rweinstein@synaptogen.com
Attention: Robert Weinstein

With a courtesy copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
Email: dabagliebter@mintz.com
Attention: Daniel Bagliebter, Esq.

If to GP Nurmenkari Inc.:	GP Nurmenkari Inc.
22 Elizabeth Street
Sono Square, Suite 1J
Norwalk, CT 06854
Attention: Albert Pezone
Email:apezone@gpnurmenkari.com

With a courtesy copy to (which shall not constitute notice):

Intuitive Venture Partners, LLC
Attn: Eric Rubenstein
Email: emr@intuitivevp.com
Phone: 212.612.3222

13.               Governing Law, Jurisdiction. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York without regard to principles of conflicts of law thereof.

THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO THE EXCLUSIVE JURISDICTION OF FINRA ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE- ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULES BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF FINRA ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO FINRA. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK. THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM. THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS, IN A LEGAL PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY’S FEES FROM THE OTHER PARTY. PRIOR TO FILING AN ARBITRATION, THE PARTIES HEREBY AGREE THAT THEY WILL ATTEMPT TO RESOLVE THEIR DIFFERENCES FIRST BY SUBMITTING THE MATTER FOR RESOLUTION TO A MEDIATOR, ACCEPTABLE TO ALL PARTIES, AND WHOSE EXPENSES WILL BE BORNE EQUALLY BY ALL PARTIES. THE MEDIATION WILL BE HELD IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, ON AN EXPEDITED BASIS. IF THE PARTIES CANNOT SUCCESSFULLY RESOLVE THEIR DIFFERENCES THROUGH MEDIATION, THE MATTER WILL BE RESOLVED BY ARBITRATION. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY OF NEW YORK, THE STATE OF NEW YORK, ON AN EXPEDITED BASIS.

12

14.	Miscellaneous.

(a)                No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Either party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. Neither party may assign its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other party.

(b)                Each party shall, without payment of any additional consideration by any other party, at any time on or after the date of any Closings, take such further action and execute such other and further documents and instruments as the other party may reasonably request in order to provide the other party with the benefits of this Agreement.

(c)                The Parties to this Agreement each hereby confirm that they will cooperate with each other to the extent that it may become necessary to enter into any revisions or amendments to this Agreement in the future to conform to any federal or state regulations as long as such revisions or amendments do not materially alter the obligations or benefits of either party under this Agreement.

15.               Entire Agreement; Severability. This Agreement together with any other agreement referred to herein, supersedes all prior understandings and written or oral agreements between the parties with respect to the Offering and the subject matter hereof. If any portion of this Agreement shall be held invalid or unenforceable, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and enforceable and (ii) effect shall be given to the intent manifested by the portion held invalid or unenforceable.

16.               Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

13

17.               Announcement of Offering. The Placement Agent and its counsel and advisors may, subsequent to the closing of any Offering, make public their involvement with the Company, including use of the Company’s trademarks and logos. The Placement Agent’s counsels and advisors are intended third party beneficiaries of this Section.

18.               Advice to the Board. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for benefit and use of the Company’s board of directors and officers, who will make all decisions regarding whether and how to pursue any opportunity or transaction, including any potential Offering. The Company’s board of directors and management may consider such advice, but will also base their decisions on the advice of legal, tax and other business advisors and other factors which they consider appropriate. Accordingly, as an independent contractor, the Placement Agent will not assume the responsibilities of a fiduciary to the Company or its stockholders in connection with the performance of the services. Any advice provided may not be used, reproduced, disseminated, quoted or referred to without prior written consent of the providing party. The Placement Agent does not provide accounting, tax or legal advice. The Company is a sophisticated business enterprise that has retained the Placement Agent for the limited purposes set forth in this Agreement. The parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement.

19.               Other Investment Banking Services. The Placement Agent and its affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company or the Offering. The Company acknowledges that the Placement Agent and its affiliates have no obligation to use in connection with this engagement or to furnish the Company, confidential information obtained from other companies.

20.               Successors. This Agreement shall inure to the benefit of and be binding upon the successors of the Placement Agent and of the Company (including any party that acquires the Company or all or substantially all of its assets or merges with the Company). Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and parties expressly referred to herein, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision hereof. The term “successors” shall not include any purchaser of the Securities merely by reason of such purchase. No subrogee of a benefited party shall be entitled to any benefits hereunder. Each party hereto disclaims any an intention to impose any fiduciary obligation on any other party by virtue of the arrangements contemplated by this Agreement.

[Signatures on following page]

14

If the foregoing is in accordance with your understanding of the agreement among the Company and the Placement Agent, kindly sign and return this Agreement, whereupon it will become a binding agreement as provided herein, between the Company and the Placement Agent in accordance with its terms.

This Agreement contains a pre-dispute arbitration provision in paragraph 13.

SYNAPTOGENIX, INC.

By:	/s/ Robert Weinstein

Name: Robert Weinstein
Title: Chief Financial Officer

GP NURMENKARI INC.

By:	/s/ Albert Pezone

Name: Albert Pezone
Title: Chief Executive Officer